                      PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS OF CIATTI'S, INC.



In September 1997, the Company sold three of its full-service restaurants and entered into an agreement to sell a fourth restaurant. The restaurants that were sold were located in Burnsville, Falcon Heights and Woodbury, Minnesota, and the restaurant that the Company entered into an agreement to sell is located in St. Cloud, Minnesota. The unaudited pro forma condensed consolidated financial statements reflect the completed transactions for the sale of three restaurants. On a pro forma basis, the sale of these restaurants generated cash proceeds of $844,775 and five-year 10.5% notes receivable for $133,580.

The following unaudited pro forma condensed consolidated financial statements set forth, for the periods and at the dates indicated, summarized unaudited pro forma condensed consolidated financial information for Ciatti's, Inc. This information is derived from the historical consolidated financial statements and notes thereto and reflects (a) the condensed consolidated balance sheet as of June 29, 1997 as if the sale had occurred on June 29, 1997 and (b) the condensed consolidated results of operations for the fifty-two weeks ended June 29, 1997 as if the sale had occurred on June 30, 1996.

The pro forma condensed consolidated financial statements reflect the recognition of the estimated effect of the sale of the three full-service restaurants. The net gain on the sale of certain assets related to these restaurants is not reflected in the unaudited pro forma condensed consolidated statement of operations for the fifty-two weeks ended June 29, 1997. In addition, in accordance with the rules and regulations of the Securities and Exchange Commission, interest income on the cash proceeds from the sale of the full-service restaurants has not been reflected in the unaudited pro forma condensed consolidated statement of operations for the fifty-two weeks ended June 29, 1997.

Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. These financial statements should also be read in conjunction with the historical financial statements of Ciatti's, Inc. and notes thereto. Actual adjustments may differ from the pro forma adjustments presented herein. The pro forma financial statements do not purport to be indicative of the actual results of operations which would have occurred had the three full-service restaurants been sold as of June 30, 1996 or the future results of operations which may be obtained.

                             CIATTI'S, INC. AND SUBSIDIARY

                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                     (UNAUDITED)

                                    JUNE 29, 1997



                                                                 Pro Forma Adjustments
                                                             ----------------------------
                                                             Sale of Three
                                                              Full-Service
    ASSETS                                    Historical     Restaurants (a)    Other (b)    Pro Forma
                                             ------------    ---------------    ---------    ----------
CURRENT ASSETS
 Cash and cash equivalents                    $   454,157           $   -        $844,775   $ 1,298,932
 Receivables                                       72,930               -            -           72,930
 Current portion of notes receivable                 --                 -          21,441        21,441
 Inventories                                      146,598             36,440         -          110,158
 Prepaid expenses and other current assets         83,574             16,915         -           66,659
 Assets held for sale                             663,108            479,324         -          183,784
                                                ---------            -------      ------      ---------

      Total current assets                      1,420,367            532,679      866,216     1,753,904

PROPERTY AND EQUIPMENT, net                     3,242,195               -            -        3,242,195

NOTES RECEIVABLE, less current portion               --                 -         112,139       112,139
                                                ---------            -------      ------      ---------
                                              $ 4,662,562           $532,679     $978,355   $ 5,108,238
                                                ---------            -------      ------      ---------
                                                ---------            -------      ------      ---------
  LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of long-term obligations  $   879,807           $   -        $   -      $   879,807
 Accounts payable                               1,369,290               -            -        1,369,290
 Accrued liabilities                            1,042,889               -            -        1,042,889
                                                ---------            -------      ------      ---------

      Total current liabilities                 3,291,986               -            -        3,291,986

LONG-TERM OBLIGATIONS, less current
 maturities                                       764,467               -            -          764,467

SHAREHOLDERS' EQUITY
 Common stock                                       7,428               -            -            7,428
 Additional paid-in capital                     4,335,214               -            -        4,335,214
 Accumulated deficit                           (3,736,533)           532,679      978,355    (3,290,857)
                                                ---------            -------      ------      ---------
                                                  606,109            532,679      978,355     1,051,785
                                                ---------            -------      ------      ---------
                                              $ 4,662,562           $532,679     $978,355   $ 5,108,238
                                                ---------            -------      ------      ---------
                                                ---------            -------      ------      ---------

Notes:
(a) To eliminate certain assets related to the three full-service restaurants included in the consolidated balance sheet of Ciatti's, Inc. as of June 29, 1997.
(b) To reflect the cash proceeds and the 10.5% five-year notes receivable received from the sale of three full-service restaurants.

                            CIATTI'S, INC. AND SUBSIDIARY

               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                     (UNAUDITED)

                     FOR THE FIFTY-TWO WEEKS ENDED JUNE 29, 1997




                                                                 Pro Forma Adjustments
                                                             ----------------------------
                                                             Sale of Three
                                                              Full-Service
                                              Historical     Restaurants (a)    Other (b)    Pro Forma
                                             ------------    ---------------    ---------    ----------
Sales
 Full-service restaurants                     $15,811,370         $5,024,775     $   -      $10,786,595
 Bagel bakeries                                 1,926,434               -            -        1,926,434
                                               ----------          ---------      -------    ----------

      Total sales                              17,737,804          5,024,775         -       12,713,029

Cost of food and beverage                       5,371,297          1,497,791         -        3,873,506
                                               ----------          ---------      -------    ----------

      Gross profit                             12,366,507          3,526,984         -        8,839,523

Operating expenses
 Labor and benefits                             6,304,321          1,680,574         -        4,623,747
 Direct and occupancy                           6,624,350          1,641,710         -        4,982,640
 General and administrative                     1,304,821            156,392         -        1,148,429
 Write-down of impaired assets                    640,286               -            -          640,286
                                               ----------          ---------      -------    ----------
                                               14,873,778          3,478,676         -       11,395,102
                                               ----------          ---------      -------    ----------

      Earnings (loss) from operations          (2,507,271)            48,308         -       (2,555,579)

Other income (expense)
 Interest expense                                (105,460)              -            -         (105,460)
 Investment income                                 18,097               -          13,014        31,111
 Other, net                                        18,223              4,869         -           13,354
                                               ----------          ---------      -------    ----------
                                                  (69,140)             4,869       13,014       (60,995)
                                               ----------          ---------      -------    ----------

      Earnings (loss) before income taxes      (2,576,411)            53,177       13,014    (2,616,574)

Income tax benefit                                  7,633               -            -            7,633
                                               ----------          ---------      -------    ----------

      Net earnings (loss)                    $ (2,568,778)        $   53,177     $ 13,014   $(2,608,941)
                                               ----------          ---------      -------    ----------
                                               ----------          ---------      -------    ----------

Net earnings (loss) per common share         $      (3.46)        $     0.07     $   0.02   $     (3.51)
                                               ----------          ---------      -------    ----------
                                               ----------          ---------      -------    ----------

Weighted average number of common shares
 outstanding during the year                      742,819            742,819      742,819       742,819
                                               ----------          ---------      -------    ----------
                                               ----------          ---------      -------    ----------

Notes:

(a) To reflect the decrease in sales and costs and expenses for the fifty-two weeks ended June 29, 1997 related to the operations of the three full-service restaurants.

(b) To reflect interest income on the 10.5% five-year notes receivable.